Exhibit 5.1

June 16, 2023

FG Financial Group, Inc.

360 Central Avenue, Suite 800

St. Petersburg, FL 33701

Re:	Registration Statement on Form S-8 – FG Financial Group, Inc. Employee Share Purchase Plan

Ladies and Gentlemen:

We have acted as special Nevada counsel for FG Financial Group, Inc., a Nevada corporation (the “Company”), in connection with its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Registration Statement, the Company is registering for issuance under the FG Financial Group, Inc. Employee Share Purchase Plan (the “ESPP”), 1,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). On March 24, 2023, the Board of Directors of the Company (the “Board”), acting by written consent in lieu of a meeting (the “Board Consent”) approved the ESPP, which was subsequently approved by the holder of a majority of the voting power of the Company’s outstanding Common Stock in an action by written consent in lieu of a meeting on March 24, 2023 (the “Stockholder Consent”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the Registration Statement, and no opinion is expressed or may be implied herein as to any matter pertaining to the contents of the Registration Statement other than as to the valid issuance of the Shares.

As the basis for the opinion hereinafter expressed, we have reviewed originals or copies of the following:

A.	an executed copy of the Registration Statement;

B.	a copy of the Amended and Restated Articles of Incorporation of the Company filed with the Secretary of State of the State of Nevada on October 17, 2022, certified as of a recent date;

C.	a copy of the Bylaws of the Company, effective as of October 13, 2022;

D.	corporate records of the Company, as furnished and certified to us by the Company, including copies of the Board Consent and the Stockholder Consent, which have been certified by officers of the Company as being in full force and effect on the date hereof; and

E.	the certificate of good standing covering the Company, issued by the Secretary of State of the State of Nevada as of a recent date (the “Certificate of Existence”).

June 16, 2023 Page 2

We have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We have assumed for purposes of this opinion: (a) information contained in documents reviewed by us is true, complete and correct; (b) the genuineness and authenticity of all signatures on original documents; (c) the accuracy and completeness of all documents delivered to us and the authenticity of all documents submitted to us as originals; (d) the conformity to originals of all documents submitted to us as copies; (e) the accuracy, completeness and authenticity of certificates of public officials; (f) the legal capacity of all natural persons; and (g) the due authorization, execution and delivery of all documents by parties other than the Company.

We are opining herein as to the Nevada Revised Statutes, as amended, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been duly authorized for issuance pursuant to the Plan, as amended by the Amendment, and when issued in accordance with the terms of the amended Plan, will be validly issued, fully paid and nonassessable.

We expressly disavow any obligation to advise you with respect to future changes in law or in our knowledge or as to any event or change of condition occurring subsequent to the date of this letter. This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

[Signature Page Follows]

June 16, 2023 Page 3

Sincerely,

/s/ Holland & Hart LLP